                                                                     EXHIBIT (j)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1995-3 Monthly Statement
                      Class A Certificate CUSIP #25466KAS8
                      Class B Certificate CUSIP #25466KAT6

Trust Distribution Date: December 16, 1996  Due Period Ending: November 30, 1996

Pursuant to the Series Supplement dated as of September 28, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

   Series  1995-3                                 Total           Interest         Principal
      Class A      31 days at 5.585000000%     $4.809305556     $4.809305556     $0.000000000

      Class B      31 days at 5.705000000%     $4.912638889     $4.912638889     $0.000000000

2. Principal Receivables at the end of the Due Period

      (a) Aggregate Investor Interest                       $12,275,796,676.00
          Seller Interest                                    $2,419,383,089.58

          Total Master Trust                                $14,695,179,765.58


      (b) Group One Investor Interest                       $10,175,796,676.00

      (c) Group Two Investor Interest                        $2,100,000,000.00

      (d) Series 1995-3 Investor Interest                      $526,316,000.00

      (e) Class A Investor Interest                            $500,000,000.00

          Class B Investor Interest                             $26,316,000.00

3. Allocation of Receivables Collected During the Due Period

                                                            Finance Charge             Principal               Yield
                                                             Collections              Collections            Collections
      (a) Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation.                    $205,194,446.68        $1,377,656,130.97            $0.00

          Seller:                                            $36,409,752.87          $244,451,641.27            $0.00

      (b) Group One Allocation                              $170,089,356.49        $1,141,963,871.66            $0.00

      (c) Group Two Allocation                               $35,105,090.19          $235,692,259.31            $0.00

      (d) Series 1995-3 Allocations                           $8,794,392.87           $59,044,722.91            $0.00

      (e) Class A Allocations                                 $8,359,505.31           $56,124,928.92            $0.00

          Class B Allocations                                   $434,887.56            $2,919,793.99            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                    Deposits into the SPFAs
                           This Due      Total    Deposit Deficit   Investment
                             Period     Deposits      Amount          Income
          Series 1995-3      $0.00       $0.00         0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                  Total Payments
                                 Amount Paid    Deficit Amount     Through This
                               This Due Period  This Due Period    Due Period
          Series 1995-3              $0.00           $0.00            $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                            Deposits Into the
                                                SIFAs This
                                                Due Period      SIFA Balance
          Series 1995-3                        $2,533,933.79        $0.00

     7.   Pool Factors

                                                              This Due Period
          Class A                                                1.00000000

          Class B                                                1.00000000

8.   Investor Charged-Off Amount

                                                                  Cumulative
                                                                   Investor
                                                                  Charged-Off
                                             This Due Period         Amount
      (a) Group One                           $61,653,905.03         $0.00

      (b) Group Two                           $12,724,875.57         $0.00

      (c) Series 1995-3                        $3,187,787.14         $0.00

      (d) Class A                              $3,030,149.31         $0.00

          Class B                                $157,637.83         $0.00

9.   Investor Losses This Due Period

                                                               Per $1,000 of
                                                              Original Invested
                                                    Total        Principal
      (a) Group One                                 $0.00          $0.00

      (b) Group Two                                 $0.00          $0.00

      (c) Series 1995-3                             $0.00          $0.00

      (d) Class A                                   $0.00          $0.00

          Class B                                   $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period       Per $1,000 of
                                                          Original Invested
                                                 Total        Principal
      (a) Group One                               $0.00          $0.00

      (b) Group Two                               $0.00          $0.00

      (c) Series 1995-3                           $0.00          $0.00

      (d) Class A                                 $0.00          $0.00

          Class B                                 $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses       Per $1,000 of
                                                           Original Invested
                                                  Total        Principal
      (a) Group One                                $0.00         $0.00

      (b) Group Two                                $0.00         $0.00

      (c) Series 1995-3                            $0.00         $0.00

      (d) Class A                                  $0.00         $0.00

          Class B                                  $0.00         $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

      (a) Group One                                           $16,959,661.13

      (b) Group Two                                            $3,500,000.00

      (c) Series 1995-3                                          $877,193.33

      (d) Class A                                                $833,333.33

          Class B                                                 $43,860.00

13.  Class Available Subordinated Amount at the end of the Due Period

                                                                 As a Percentage
                                                                   of Class A
                                                     Total       Invested Amount
          Series 1995-3 Class B               $57,894,760.00        11.5790%

14.  Total Available Credit Enhancement Amounts

                                                 Shared Amount   Class B Amount
          Maximum Amount                              $0.00      $31,578,960.00

          Available Amount                            $0.00      $31,578,960.00

          Amount of Drawings on Credit Enhancement
           for this Due Period                        $0.00              $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding  $14,934,759,953.48

                             Delinquent Amount        Percentage of Ending
          Payment Status      Ending Balance          Receivables Outstanding
          30-59 days          $452,634,285.67                   3.03%

          60-179 days         $693,956,802.39                   4.65%


                                     FIRST BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY:
                                       ---------------------------------
                                            Vice President

                          Discover Card Master Trust I

                        Series 1995-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of September 28, 1995 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1995-3 Master Trust Certificates for the Distribution Date occurring on December 16, 1996:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                         $1,863,711,971.74

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                            $56,124,928.92

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                      $8,359,505.31

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                     $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                       $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                             $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                       $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                         $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                   $2,404,652.78

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                             $2,919,793.99

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                        $434,887.56

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                     $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                       $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                             $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                       $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                         $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                     $129,281.01

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of December, 1996.



                               GREENWOOD TRUST COMPANY
                                  as Master Servicer

                               By:
                                   -----------------------------
                               Vice President, Director of Accounting,
                               and Treasurer